EXHIBIT 99.1

Broadwind Announces Third Quarter 2026 Results

CICERO, Ill., Nov. 12, 2026 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the third quarter 2026.

THIRD QUARTER 2026 RESULTS
(As compared to the third quarter 2025)

  Total revenue of $22.3 million, +48% y/y
  GAAP loss from continuing operations of ($1.0) million, or ($0.04) per diluted share
  Non-GAAP Adjusted EBITDA of $0.5 million, or 2.0% of total revenue*
  Total orders of $33.7 million, +13% y/y
  Liquidity at September 30, 2026 of $39.7 million ($30.9 million after adjusting for the minimum excess availability requirement), with $5.9 million of total debt and financing leases**

*For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release. As previously announced, on April 30, 2026, the Company’s wholly owned subsidiary, Broadwind Heavy Fabrications, Inc. (“Heavy Fabrications”) entered into a definitive agreement under which Heavy Fabrications sold its production facility in Abilene, Texas (the “Facility”), including real property, equipment, machinery and other items, to IES Infrastructure for an aggregate purchase price of $19.5 million in cash and non-cash consideration in the form of a below market lease, adjusted for certain customary closing items. The sale of the Facility resulted in the Company completing a strategic exit from wind fabrications. As such, the results of operations of the wind and industrial fabrication operations, excluding pressure reducing system (“PRS”) operations, have been reclassified to discontinued operations within Broadwind’s consolidated statements of operations and retrospectively for all periods presented beginning in the second quarter of 2026. Unless otherwise noted, the discussions and disclosure tables throughout this press release relate only to the Company’s continuing operations as disclosed.
**Pro forma for the acquisition of MCM and related credit facility amendment, as of September 30, 2026, total debt was approximately $13.0 million and available liquidity, consisting of cash and availability under the Company’s revolving credit facility, was approximately $16.5 million.

MANAGEMENT COMMENTARY

“During the third quarter, we continued to execute on our strategic transformation into a pure-play precision manufacturing business focused on the domestic power generation and critical infrastructure markets,” stated Eric Blashford, President and CEO of Broadwind. “Both of our reporting segments grew revenue by more than 30% on an organic basis and delivered improved operating profitability when compared to the prior year, reflecting a targeted shift toward higher-value, more durable revenue streams.”

“Last week, we announced our first acquisition in nearly a decade with the purchase of MCM,” continued Blashford. “MCM is a vertically integrated component supplier serving the domestic electrical transmission and distribution sector. The acquisition positions Broadwind to capitalize on sustained, multi-year investment in domestic grid expansion, hardening and resilience, consistent with our vertical market focus. MCM is expected to be immediately accretive, adds a higher-margin revenue stream and enhances the quality of our earnings. Importantly, MCM aligns with the key criteria of our acquisition strategy: exposure to stable, growing end markets, a strong competitive moat, an accretive margin profile with consistent profitability, a fully domestic operating footprint and a seamless pathway toward integration.”

“Demand remained robust across our core power generation markets as we exited the third quarter,” noted Blashford. “Power generation-related orders accounted for more than 70% of our third-quarter order book and increased 18% year over year. Continued investment in natural gas-fired power generation drove order growth, as Industrial Solutions segment orders and backlog increased to record levels. Demand in our PRS business also improved, with orders of $4 million.”

“We delivered strong organic year-over-year sales growth and margin expansion across both our Industrial Solutions and Gearing segments during the third quarter,” continued Blashford. “Within both segments, higher sales volumes translated to improved operating leverage, as Adjusted EBITDA margin within the Industrial Solutions and Gearing segments increased more than 500 and 600 basis points, respectively, versus the prior-year period. Within the Gearing segment, the combination of improved commercial growth and efficient asset optimization culminated in its first operating profit since the second quarter 2024.”

“We ended the third quarter with $30.9 million of cash and availability under our credit facility before giving effect to the MCM acquisition,” stated Blashford. “On a pro forma basis, including the acquisition and the related credit facility amendment announced last week, total cash and availability under our credit facility was approximately $16.5 million and total debt was approximately $13 million. Looking ahead, our priorities include the successful integration of MCM, further optimization of our asset base in support of our vertical-market strategy, focused organic growth across new and existing customers within our core power generation and infrastructure markets, together with accretive bolt-on acquisitions that expand our capabilities, reach and unique value proposition.”

CONSOLIDATED THIRD QUARTER 2026 FINANCIAL RESULTS

Broadwind reported a loss from continuing operations of ($1.0) million, or ($0.04) per diluted share, in the third quarter 2026, compared to income of $5.2 million, or $0.22 per diluted share, in the third quarter 2025. The Company reported Adjusted EBITDA, a non-GAAP measure, of $0.5 million in the third quarter, compared to ($1.2) million in the prior year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Revenue increased 48% on a year-over-year basis in the third quarter due to higher demand in the Gearing and Industrial Solutions segments, as well as higher PRS revenue. Industrial Solutions revenue grew 32% year over year, due primarily to strong demand for natural gas turbine content. Revenue from the Gearing segment grew 36% due primarily to increased demand across all end markets, led by power generation, industrial and oil & gas customers.

Total orders increased 13% in the third quarter, when compared to the prior year period, driven primarily by record Industrial Solutions orders tied to natural gas turbine demand and higher PRS orders.

At the end of the third quarter, Broadwind had total cash on hand and availability under its credit facility of $39.7 million, or $30.9 million after adjusting for the minimum excess availability requirement. The Company had $5.9 million of debt and financing leases.

SEGMENT RESULTS

Gearing Segment
Broadwind provides custom gearboxes, loose gearing, precision machined components and heat treat services to a broad set of customers in diverse markets, including power generation, oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 36% to $9.6 million in the third quarter 2026, as compared to the prior year period, driven by higher demand across all verticals, led by power generation, industrial and oil & gas customers. The segment reported operating income of $0.1 million in the third quarter, compared to an operating loss of ($0.6) million in the prior year period. Segment non-GAAP Adjusted EBITDA was $0.7 million in the third quarter, as compared to $0.1 million in the prior year period.

Industrial Solutions Segment

Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased by 32% to $10.4 million in the third quarter 2026, as compared to the prior year period, primarily driven by natural gas turbine content. The segment reported operating income of $1.3 million in the third quarter, compared to operating income of $0.4 million in the prior year period. Segment non-GAAP Adjusted EBITDA was $1.4 million in the third quarter compared to $0.6 million in the prior year period.

THIRD QUARTER 2026 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, November 12, 2026, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference: 877-407-9716

To listen to a replay of the teleconference, which will be available through Thursday, November 19, 2026:

Teleconference Replay: 844-512-2921
Conference ID: 13762996

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for power generation, critical infrastructure, and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, other non-cash gains and losses, transaction costs, and the gain from the sale of the Manitowoc industrial fabrication operations) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) the impact of our acquisition of MCM Acquisition Company, Inc., and our ability to integrate MCM’s operations into our business efficiently, (ii) our expectations and beliefs with respect to our financial guidance as set forth in our press releases from time to time, (iii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iv) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related phase out, extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits, and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (v) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (vi) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vii) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (viii) our ability to continue to grow our business organically and through acquisitions; (ix) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (x) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (xi) the sufficiency of our liquidity and alternate sources of funding, if available to us; (xii) our ability to realize revenue from customer orders and backlog; (xiii) the economy and the potential impact it may have on our business, including our customers; (xiv) the state of the energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xvi) competition from new or existing industry participants; (xvii) the effects of the change of administrations in the U.S. federal government; (xviii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xix) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xx) the effects of proxy contests and actions of activist stockholders; (xxi) the limited trading market for our securities and the volatility of market price for our securities; (xxii) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxiii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,159	$457
Accounts receivable, net	17,006	11,198
Inventories	29,284	28,147
Prepaid expenses and other current assets	2,960	2,060
Current assets - discontinued operations	3,899	22,405
Total current assets	69,308	64,267
LONG-TERM ASSETS:
Property and equipment, net	19,925	18,069
Operating lease right-of-use assets, net	13,613	11,892
Intangible assets, net	419	741
Other assets	367	441
Long-term assets - discontinued operations	-	21,395
TOTAL ASSETS	$103,632	$116,805

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$781	$4,682
Current portion of finance lease obligations	1,096	1,114
Current portion of operating lease obligations	1,702	2,306
Accounts payable	11,961	7,727
Accrued liabilities	3,635	1,768
Customer deposits	2,121	1,144
Current liabilities - discontinued operations	1,637	12,943
Total current liabilities	22,933	31,684
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,327	4,331
Long-term finance lease obligations, net of current portion	1,660	2,482
Long-term operating lease obligations, net of current portion	13,151	11,252
Other	-	4
Long-term liabilities - discontinued operations	-	763
Total long-term liabilities	17,138	18,832
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 23,965,650 and 23,584,677 shares issued as of September 30, 2026 and
December 31, 2025, respectively	24	24
Treasury stock, at cost, 273,937 shares as of September 30, 2026 and December 31, 2025,
respectively	(1,842)	(1,842)
Additional paid-in capital	404,006	403,210
Accumulated deficit	(338,627)	(335,103)
Total stockholders' equity	63,561	66,289
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$103,632	$116,805

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$22,253	$15,048	$64,502	$44,440
Cost of sales	19,352	13,999	55,084	40,963
Gross profit	2,901	1,049	9,418	3,477

OPERATING EXPENSES:
Selling, general and administrative	3,446	3,160	11,070	9,480
Gain on sale of Manitowoc industrial fabrication operations	-	(8,155)	-	(8,213)
Intangible amortization	100	165	322	496
Total operating expense (income), net	3,546	(4,830)	11,392	1,763
Operating (loss) income	(645)	5,879	(1,974)	1,714

OTHER EXPENSE, net:
Interest expense, net	(230)	(662)	(1,110)	(1,638)
Other, net	1	2	5	(8)
Total other expense, net	(229)	(660)	(1,105)	(1,646)

Net (loss) income before provision for income taxes	(874)	5,219	(3,079)	68
Provision for income taxes	76	28	152	45
(LOSS) INCOME FROM CONTINUING OPERATIONS	(950)	5,191	(3,231)	23
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(1,440)	2,272	(293)	6,081
NET (LOSS) INCOME	$(2,390)	$7,463	$(3,524)	$6,104

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
(Loss) income from continuing operations	$(0.04)	$0.22	$(0.14)	$0.00
(Loss) income from discontinued operations	(0.06)	0.10	(0.01)	0.27
Net (loss) income	$(0.10)	$0.32	$(0.15)	$0.27

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	23,665	23,102	23,500	22,748

NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
(Loss) income from continuing operations	$(0.04)	$0.22	$(0.14)	$0.00
(Loss) income from discontinued operations	(0.06)	0.10	(0.01)	0.27
Net (loss) income	$(0.10)	$0.32	$(0.15)	$0.27

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	23,665	23,255	23,500	22,809

BROADWIND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,524)	$6,104
(Loss) income from discontinued operations	(293)	6,081
(Loss) income from continuing operations	(3,231)	23

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	2,324	2,210
Deferred income taxes	30	(20)
Stock-based compensation	411	655
Allowance for credit losses	(72)	5
Common stock issued under defined contribution 401(k) plan	594	986
Gain on sale of assets	(101)	(8,214)
Changes in operating assets and liabilities:
Accounts receivable	(5,736)	(440)
Inventories	(1,137)	(3,047)
Prepaid expenses and other current assets	(921)	(69)
Accounts payable	4,154	1,280
Accrued liabilities	1,867	164
Customer deposits	977	(1,202)
Other non-current assets and liabilities	(386)	(9)
Net cash used in operating activities	(1,227)	(7,678)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,824)	(617)
Net proceeds from sale of Manitowoc industrial fabrication operations	-	12,522
Net proceeds from disposals of property and equipment	169	-
Net cash (used in) provided by investing activities	(3,655)	11,905

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments on) proceeds from line of credit, net	(3,881)	3,822
Proceeds from long-term debt	-	16
Payments on long-term debt	(2,004)	(2,441)
Payments for deferred financing costs	(20)	-
Payments on finance leases	(840)	(835)
Shares withheld for taxes in connection with issuance of restricted stock	(209)	(256)
Net cash (used in) provided by financing activities	(6,954)	306

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating cash flows	11,542	(8,567)
Net cash provided by (used in) investing cash flows	17,015	(1,969)
Net cash used in financing cash flows	(1,019)	(525)
Net cash provided by (used in) discontinued operations (1)	27,538	(11,061)

Add: Cash balance of discontinued operations, beginning of period	-	(2)
Less: Cash balance of discontinued operations, end of period	-	(3)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,702	(6,527)
CASH AND CASH EQUIVALENTS beginning of the period	457	7,722
CASH AND CASH EQUIVALENTS end of the period	$16,159	$1,195

(1) Does not include intercompany financing of $6 and $503 for the nine months ended September 30, 2026 and 2025, respectively

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
ORDERS:
Gearing	$9,798	$15,877	$39,137	$30,636
Industrial Solutions	19,576	13,823	51,392	37,836
Corporate and Other	4,357	175	6,491	753
Total orders	$33,731	$29,875	$97,020	$69,225

REVENUES:
Gearing	$9,595	$7,069	$27,094	$20,320
Industrial Solutions	10,420	7,872	32,828	20,882
Corporate and Other	2,238	173	4,580	3,728
Eliminations	-	(66)	-	(490)
Total revenues	$22,253	$15,048	$64,502	$44,440

OPERATING INCOME/(LOSS):
Gearing	120	(552)	(161)	(2,263)
Industrial Solutions	1,253	445	5,218	1,261
Corporate and Other	(2,018)	5,986	(7,031)	2,716
Total operating loss	$(645)	$5,879	$(1,974)	$1,714

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(Loss) Income From Continuing Operations	$(950)	$5,191	$(3,231)	$23
Interest Expense	230	662	1,110	1,638
Income Tax Provision	76	28	152	45
Depreciation and Amortization	808	743	2,324	2,210
Share-based Compensation and Other Stock Payments	92	332	758	1,095
Transaction Costs	200	11	937	93
Gain on sale of Manitowoc industrial fabrication operations	-	(8,155)	-	(8,213)
Adjusted EBITDA (Non-GAAP)	$456	$(1,188)	$2,050	$(3,109)

Gearing	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income (Loss) From Continuing Operations	$80	$(609)	$(320)	$(2,448)
Interest Expense	41	56	137	177
Income Tax (Benefit) Provision	(1)	1	21	8
Depreciation and Amortization	550	537	1,609	1,636
Share-based Compensation and Other Stock Payments	73	111	269	332
Adjusted EBITDA (Non-GAAP)	$743	$96	$1,716	$(295)

Industrial Solutions	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income From Continuing Operations	$1,015	$266	$4,412	$782
Interest Expense.	187	155	619	404
Income Tax Provision	45	16	172	51
Depreciation and Amortization	89	120	264	348
Share-based Compensation and Other Stock Payments	33	62	154	197
Adjusted EBITDA (Non-GAAP)	$1,369	$619	$5,621	$1,782

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(Loss) Income From Continuing Operations	$(2,045)	$5,534	$(7,323)	$1,689
Interest Expense	2	451	354	1,057
Income Tax Expense (Benefit)	32	11	(41)	(14)
Depreciation and Amortization	169	86	451	226
Share-based Compensation and Other Stock Payments	(14)	159	335	566
Transaction Costs	200	11	937	93
Gain on sale of Manitowoc industrial fabrication operations	-	(8,155)	-	(8,213)
Adjusted EBITDA (Non-GAAP)	$(1,656)	$(1,903)	$(5,287)	$(4,596)

IR CONTACT

Noel Ryan or Brian Hawthorne
BWEN@val-adv.com